CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated October 10, 2006 (except for Note 5 as to which the date is January 29, 2007) which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-56878 and 811-56878) of Dreyfus Bond Funds, Inc. - Dreyfus Municipal Bond Fund.

ERNST & YOUNG LLP
New York, New York
February 13, 2007